EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Anworth Mortgage Asset Corporation

Santa Monica, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-150210, No. 333-115392 and No. 333-143173) and Form S-8 (No. 333-70478, No. 333-96563, No. 333-104227 and No. 333-129528) of Anworth Mortgage Asset Corporation of our report dated March 12, 2008, relating to the consolidated financial statements which appear in this Form 10-K.

BDO Seidman, LLP

Los Angeles, California

March 12, 2009